Exhibit 10.12

2003 STOCK OPTION PLAN
of
MATTRESS HOLDING CORP.

1.                                      Purposes of the Plan.  This Stock Option Plan (the “Plan”) is designed to provide an incentive to key employees (including managers and officers who are key employees) of Mattress Holding Corp., a Delaware corporation (the “Company”), or any of its Subsidiaries (as defined in Paragraph 21) and consultants and board members who are not employees of the Company, and to offer an additional inducement in obtaining the services of such persons.  The Plan provides for the grant of options to acquire shares of Non-Voting Common Stock (as defined in Paragraph 21 hereof) of the Company which may be subject to contingencies or restrictions.

2.                                      Subject to the Plan.  Subject to the provisions of Paragraph 13, the aggregate number of shares of Non-Voting Common Stock for which options may be granted under the Plan shall not exceed 100,000 shares.  Such shares of Non-Voting Common Stock may, in the discretion of the Board of Directors of the Company (the “Board of Directors” or the “Board”), consist either in whole or in part of authorized but unissued shares of Non-Voting Common Stock or shares of Non-Voting Common Stock held in the treasury of the Company.  Subject to the provisions of Paragraph 14, any share of Non-Voting Common Stock underlying an option granted under this Plan which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan.  The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Non-Voting Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.                                      Administration of the Plan.  The Plan shall be administered by the Board of Directors or a committee of the Board of Directors (the Board of Directors and such committee being referred to collectively as the “Committee”).  A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan and the grant agreement referred to in Paragraph 12 hereof (the “Agreement”), the Committee shall have the authority, in its sole discretion, to make all determinations relating to the Plan, including, but not limited to, the right to determine:  the key employees of the Company (or its Subsidiaries), consultants and members of the Board, who shall be granted options; the type of option to be granted; the times when an option shall be granted; the number of shares of Non-Voting Common Stock to be subject to each option; the term of each option; the date each option shall vest and become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Non-Voting Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Non-Voting Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whetherto restrict the sale or other disposition of the shares of Non-Voting Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares of Non-Voting Common Stock acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the Agreement, including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 21), to financial objectives for the Company, any of its Subsidiaries or a Parent or any of its affiliates, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent or any of its affiliates, and to determine, in each case, whether such limitations, restrictions or contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 21); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value (as defined in Paragraph 21 hereof) of a share of Non-Voting Common Stock; to construe the respective Agreement and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan.  Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Agreement shall be determined unilaterally by the Committee in its sole discretion.  The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties.  No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Agreement or any option hereunder.

In the event the Company becomes a “publicly-held corporation” as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the grant of options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code Section 162(m) and (ii) administer the Plan.  In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee.  In addition, options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

4.                                      Eligibility.  The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to (a) key employees (including officers and managers or directors who are key employees) of the Company or any of its Subsidiaries, (b) consultants to the Company or any of its Subsidiaries or (c) members of the Board.  Such options granted shall cover such number of shares of Non-Voting

Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Agreement.

5.                                      Incentive and Non-qualified Options.  The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries.  The options granted shall take such form as the Committee shall determine, subject to the terms and conditions herein.

It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent.  If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-qualified Stock Options.

To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000 (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options.  The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the participant of such determination as soon as practicable after such determination.

6.                                      Exercise Price.  The exercise price of the shares of Non-Voting Common Stock under each option shall be determined by the Committee, in its sole discretion, as set forth in the applicable Agreement.

In the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Non-Voting Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Non-Voting Common Stock as of the date of grant of the option unless otherwise permitted by Section 422 of the Code or any successor thereto.

7.                                      Term.  The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, as set forth in the applicable Agreement; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and no

Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date of grant thereof; and further, provided, that options shall be subject to earlier termination as hereinafter provided.

8.                                      Exercise.  An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company, c/o Sun Capital Partners Management, LLC, 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, Attention: Marc J. Leder, Rodger R. Krouse and C. Deryl Couch, in the form established by the Committee and accompanied by payment in full of the aggregate exercise price therefor (a) in cash or by certified check or (b) in such other form as the Committee may approve.  The Company shall not be required to issue any shares of Non-Voting Common Stock pursuant to any such option until all required payments, including any required withholding, have been made and all required actions have been taken.

A person entitled to receive shares of Non-Voting Common Stock upon the exercise of an option shall not have the rights of a stockholder of the Company with respect to such stock until the date of issuance of a certificate for such shares of Non-Voting Common Stock, or in the case of uncertificated shares of Non-Voting Common Stock, an entry is made on the books of the Company’s transfer agent representing such shares.

In no case may a fraction of a share of Non-Voting Common Stock be purchased or issued under the Plan.

9.                                      Termination of Relationship.

(a)                                  Employees and Consultants.  Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company, its Parent or Subsidiaries as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise his options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause (as defined in Paragraph 21), such option shall terminate an the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination.  Except as may otherwise be expressly provided in the applicable Agreement, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

(b)                                 Board Members.  Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company as a Board member ceases for any reason (other than as a result of his death or Disability) may exercise his options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause, such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination.  Except as may otherwise be expressly provided in the applicable Agreement, options granted to a Board member shall not be affected by the optionee becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

(c)                                  General.  Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a manager or director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

10.                               Death or Disability of an Optionee.

(a)                                  Employees and Consultants.

(i)                                     Except as may otherwise be expressly provided in the applicable Agreement, if an optionee dies while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 21) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

(ii)                                  Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionee’s Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(b)                                 Board Members.  Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as a Board member ceases as a result of his death or Disability may exercise the options that were granted to him as a Board member, to the extent exercisable on the date of such termination, at any time within one year after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired.  In the case of the death of the Board member, the option may be exercised by his Legal Representative.

11.                               Compliance with Securities Laws.  The Committee may require, in its sole discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Non-Voting Common Stock to be issued upon such grant or exercise shall be effective and current at the time of grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Non-Voting Common Stock upon such grant or exercise.  Nothing herein shall be construed as requiring the Company to register the shares of Non-Voting Common Stock subject to any option under the Securities Act or to keep any Registration Statement effective or current.

The Committee may require, in its sole discretion, as a condition to the receipt of an option or the exercise of any option hereunder that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which representations and warranties the Committee determines are necessary or convenient in connection with qualifying for an exemption from the registration requirements of the Securities Act, applicable state securities laws or satisfying other legal requirements.

In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Non-Voting Common Stock subject to any option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Non-Voting Common Stock thereunder, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.                               Agreements.  Each option shall be evidenced by an appropriate Agreement which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee.  The terms of each option and Agreement need not be identical.

13.                               Adjustments Upon Changes in Interests.  Notwithstanding any other provision of the Plan, in the event of:

(a)                                  A dividend, recapitalization, or a spin-off, split-up, combination or exchange of shares of Non-Voting Common Stock or the like which results in a change in the number or kind of shares of Non-Voting Common Stock outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares of Non-Voting Common Stock subject to the Plan, the aggregate number and kind of shares of Non-Voting Common Stock subject to each outstanding option and the exercise price thereof.  Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares of Non-Voting Common Stock which might otherwise be subject to options without payment therefor.

(b)                                 A merger, consolidation, or sale by the Company of all or substantially all of its assets, in which the Company is not the surviving corporation, except as set forth below or in the Agreement, the options granted hereunder as of the date of such event shall continue to be outstanding and the optionee shall be entitled to receive in exchange therefor an option in the surviving corporation for the same number of shares of Non-Voting Common Stock as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of Non-Voting Common Stock subject to such option.  The exercise price of the option in the surviving corporation shall be such that the aggregate consideration for the shares of Non-Voting Common Stock subject to the option in the surviving corporation shall be equal to the aggregate consideration payable with respect to the option granted under the Plan.

Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than 5 days prior to the proposed sale of assets, merger or consolidation (as determined by the Board of Directors in its sole discretion) or by inclusion in the applicable Agreement, to advise the optionee that upon consummation of the transaction all options granted to any optionee under the Plan and not therefore exercised (or which are not then currently exercisable) shall terminate and be void, in which event, the optionee shall have the right to exercise all options then currently exercisable in accordance with the terms of the applicable Agreement within 2 days after the date of the notice from the Company or as otherwise provided in the Agreement.

14.                               Amendments and Termination of the Plan.  The Plan was adopted by the Board of Directors as of March 24, 2003.  The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with any change in applicable law, regulations, rulings or interpretations of any administrative agency; provided, however, that no amendment for which applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval.  No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect his rights under any option granted under the Plan.  The power of the Committee to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15.                               Non-Transferability.  No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives; provided that Incentive Stock Options may be exercised by Legal Representative only if permitted by the Code and any regulations thereunder.  Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16.                               Withholding Taxes.  The Company, a Subsidiary or Parent may withhold (a) cash, (b) shares of Non-Voting Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date, or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Non-Voting Common

Stock.  Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

The Company may require, as a condition to any grant or exercise under the Plan, that the grantee make provision for the payment to the Company of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option.  Participants shall be required to indemnify or reimburse the Company with respect to any federal, state or local taxes of any kind that the Company is required by law to withhold with respect to any grant, vesting, exercise or disposition of any option, to the extent the Company does not or cannot withhold such amount.  Without limiting the generality of the foregoing, the Company, to the extent permitted or required by law, shall have the right to deduct from any payment(s) of any kind (including salary or bonus) otherwise due to a grantee, a total amount not to exceed the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option.

17.                               Legends; Payment of Expenses.  The Company may endorse such legend or legends upon the certificates for shares of Non-Voting Commas Stock issued upon exercise of an option under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Non-Voting Common Stock.  Each optionee may, in the Committee’s discretion, be required either to execute a stockholders’ agreement as a condition to receiving a grant of options hereunder or to exercising any options granted hereunder.

The Company shall pay all issuance taxes with respect to the issuance of shares of Non-Voting Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.                               Use of Proceeds.  The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19.                               Substitutions and Assumptions of Options of Certain Constituent Corporations.  Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 21) or assume the prior options of such Constituent Corporation.

20.                               Right of First Refusal; Right to Repurchase.

(a)                                  The Company shall have a right of first refusal with respect to any proposed sale or other disposition by optionees (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Non-Voting Common Stock issued to them under the Plan which are transferable.  This right of first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Committee.

(b)                                 In the case of any optionee whose employment or service terminates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause), except as otherwise provided in any Agreement, the Company shall have a right, exercisable at any time and from time to time after such termination, to repurchase from the optionee (or any successor in interest by purchase, gift or other mode of transfer) all (but not less than all) shares of Non-Voting Common Stock issued to the optionee under the Plan.  Such repurchase shall be made at the Fair Market Value of the shares of Non-Voting Common Stock at the time of repurchase unless the Company terminates the optionee’s employment or service for Cause (or, in the Committee’s determination, the optionee has taken any action prior to or following the termination of his employment or service which would have constituted grounds for a termination for Cause), in either of which case such repurchase shall be made at the lower of the Fair Market Value of the shares of Non-Voting Common Stock at the time of repurchase or the purchase price paid by the optionee for such shares of Non-Voting Common Stock.  This right to repurchase shall be exercisable by the Company at any time within one hundred eighty (180) days of the termination of such optionee’s employment or service with the Company for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause) by:  (i) giving written notice of such repurchase to such optionee, (ii) tendering payment of the purchase price of such shares of Non-Voting Common Stock to such optionee within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established by the Committee.

21.                               Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                  “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(b)                                 “Cause” shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, cause as defined in such agreement, and (ii) in the absence of such agreement, (A) conviction of the employee or consultant of any felony, or the conviction of the employee or consultant of a misdemeanor which involves moral turpitude, or the entry by the employee or consultant of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by such employee or consultant that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company or any of its affiliates, whether financially or otherwise, (C) any violation by such employee or consultant of any rule or policy of the Company or any of its affiliates, or (D) any violation by such employee or consultant of the requirements of any other contract or agreement between the Company

(or any of its affiliates) and such employee or consultant, and the failure of such employee or consultant to cure such violation within ten (10) days after receipt of written notice from the Company; in each case, with respect to subsections (A) through (D), as determined in good faith by the Board of Directors of the Company in the exercise of its reasonable business judgment.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d)                                 “Common Stock” means the Voting Common Stock and the Non-Voting Common Stock.

(e)                                  “Constituent Corporation” shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies, or any Parent, Subsidiary or affiliate of such corporation.

(f)                                    “Disabled” or “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(g)                                 “Fair Market Value” shall mean as of any date, the Board of Directors’ good faith determination of the fair value of one share of Non-Voting Common Stock as of the applicable reference date, which determination shall be consistent with the requirements of Section 422(c) of the Code.

(h)                                 “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(i)                                     “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

(j)                                     “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.

(i)                                     “Non-Voting Common Stock” means the shares of Non-Voting Common Stock of the Company, par value $0.01 per share.

(j)                                     “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(k)                                  “Subsidiary” shall have the same definition as “subsidiary corporation” in Section 424(f) of the Code.

(l)                                     “Voting Common Stock” means the shares of Voting Common Stock of the Company, par value $0.01 per share.

22.                               Governing Law; Construction.  The Plan, the options and any Agreement hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law provisions.

Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted.  Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

23.                               Partial Invalidity.  The invalidity, illegality or unenforceability of any provision in the Plan, any option or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.